                            SECURED PROMISSORY NOTE


$150,240.00


     FOR VALUE RECEIVED, the undersigned, Roger E. Payton ("Borrower") promises to pay to the order of INTERNATIONAL LOGISTICS LIMITED, a Delaware corporation ("Holder"), at its offices at 330 South Mannheim Road, Hillside, Illinois 60162, or at such other place as Holder may from time to time specify in writing, one hundred fifty thousand two hundred and forty dollars ($150,240.00) in lawful money of the United States of America and in immediately available funds, together with the interest on the outstanding and unpaid portion thereof from the date hereof at the annual rate equal to eight percent (8%). The unpaid principal balance hereof, together with all unpaid interest accrued thereon, shall be due and payable in full on April 30, 2000.

     Borrower agrees to make payments to Holder in respect of unpaid principal and interest hereon on the 1st and 15th day of each month, each of which payments shall be in the amount of $625 during the period beginning on October 1, 1997 and ending on December 31, 1997 and in the amount of $1,650 during the period beginning on January 1, 1998 and ending on April 30, 2000. Borrower further agrees that, in the event any cash distribution or cash dividend is made in respect of the shares of International Logistics Limited common stock that are subject to that certain Pledge Agreement dated as of even date herewith, Borrower shall make a mandatory prepayment of unpaid principal and accrued and unpaid interest hereon by immediately remitting to Holder the lesser of (a) 80% of the excess of (i) the aggregate amount of such dividend or distribution less (ii) an amount equal to the federal and state income taxes payable by Borrower with respect to such dividend or distribution and (b) the aggregate unpaid principal amount hereof plus accrued and unpaid interest. In addition, Borrower agrees that Borrower will make mandatory prepayments of principal and accrued and unpaid interest hereon immediately upon payment of any Bonus Compensation (as defined herein), which payments shall be an amount equal to the lesser of (i) 75% of such Bonus Compensation and (ii) the aggregate unpaid principal amount hereof plus accrued and unpaid interest. "Bonus Compensation" as used herein shall mean any cash compensation paid by International Logistics Limited or any of its subsidiaries to Borrower in excess of salary paid to Borrower by such entity, less an amount equal to federal and state income taxes payable by Borrower with respect to such compensation.

     All payments made hereunder shall be applied first to accrued and unpaid interest and the remainder to principal. The undersigned shall have the right and option to prepay this Promissory Note at any time without penalty, together with interest to the date of prepayment accrued on the amount prepaid.

     In the event that the Borrower ceases to be an employee of the Holder or any of its subsidiaries for any reason, then all the remaining indebtedness due under this Promissory Note shall, at the option of Holder, become immediately due and payable without demand or notice. Interest shall continue to accrue on the unpaid balance of this Promissory Note after the scheduled or any accelerated maturity of this Promissory Note at the rate of interest stated in this Promissory Note until the entire principal has been paid in full.

     In the event that this Promissory Note is placed in the hands of an attorney for collection, for protection or preservation of the rights of Holder, for suit, or to compromise or take any other action with regard thereto, the undersigned agrees to pay all costs and expenses relating thereto, including the reasonable fees of said attorney.

     To the extent allowed by law, the undersigned hereby waives presentment, demand for payment, notice of dishonor, protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

     Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein. A waiver on one occasion shall not be construed to be a continuing waiver of such right or remedy on any other occasion. All remedies conferred upon Holder by this Promissory Note shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at the option of Holder.

     This Promissory Note is secured by and entitled to the benefits of that certain Pledge Agreement dated as of May 2, 1996 between Holder and Borrower (the "Pledge Agreement"). Holder hereby agrees that its rights under and in respect of this Promissory Note and any claim or liability under this Promissory Note or the Pledge Agreement shall be limited to satisfaction out of, and enforcement against, the Collateral (as defined in the Pledge Agreement).

     Any provision contained in this Promissory Note which is contrary to, prohibited by or invalid under applicable laws or regulations shall be deemed omitted from this Promissory Note and shall not invalidate the remaining provisions hereof.

     The form and validity of this Promissory Note and the rights and duties of the parties hereto shall be governed by the laws of the State of Illinois.



                              Borrower:

                              __________________________________
                              Roger E. Payton





                                       2